UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 11, 2012

Municipal Mortgage & Equity, LLC
(Exact name of registrant as specified in its charter)

Delaware	001-11981	52-1449733
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

621 E Pratt Street, Suite 600	Baltimore, Maryland	21202
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(443) 263-2900

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders

On June 11, 2012 Municipal Mortgage & Equity, LLC, (the “Company”) held its annual meeting of shareholders. At that meeting, the shareholders of the Company elected Charles C. Baum and Mark K. Joseph to the Board of Directors for a three year term, approved the amendment and restatement of the Company’s amended and restated certificate of formation and operating agreement and ratified the appointment of KPMG, LLP as independent registered public accountant for the year ending 2012.  As to these matters, the numbers of votes cast for or against, as well as the number of abstentions and broker non-votes, are as set forth below:

1.	Election of directors nominated by Municipal Mortgage & Equity, LLC to serve for a term to expire in 2015 and until their successors are duly elected and qualified:

Nominee	Votes For	Votes Against	Votes Abstain	Broker Non-Votes
Charles C. Baum	10,865,156	436,634	161,715	25,057,316
Mark K. Joseph	10,924,366	431,934	107,205	25,057,316

2.	Amendment and restatement of the Company’s amended and restated certificate of formation and operating agreement:

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
34,293,711	1,597,745	632,365	(0)

3.	Ratification of KPMG, LLP as independent registered public accounting firm for 2012:

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
35,686,735	703,376	130,710	(0)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Municipal Mortgage & Equity, LLC

June 11, 2012	By:	/s/ Michael L. Falcone

Name: Michael L. Falcone
Title: Chief Executive Officer and President